Exhibit 99.2

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cytyc Corporation (the “Company”) on Form 10-Q for the three months ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Bowen, Chief Financial Officer of the Company, certify that, to my knowledge on the date hereof:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2003

/s/    Robert L. Bowen

Robert L. Bowen

Vice President, Chief Financial Officer and Treasurer